                                                                   Exhibit(c)(1)








                     TENDER OFFER AND AMALGAMATION AGREEMENT

                                      DATED

                                NOVEMBER 15, 1999

                                      AMONG

                            AMWAY ASIA PACIFIC, LTD.,

                              APPLE HOLD CO., L.P.

                                       AND

                                 NEW AAP LIMITED

                                TABLE OF CONTENTS

                                                                                                             ARTICLE PAGE


ARTICLE I         INTERPRETATION...................................................................................2

ARTICLE II        THE OFFER AND AMALGAMATION.......................................................................3
                  2.1      The Offer...............................................................................3
                  2.2      Company Actions.........................................................................4

ARTICLE III       THE AMALGAMATION; CONVERSION OF SHARES...........................................................5
                  3.1      The Amalgamation........................................................................5
                  3.2      Conversion of Capital Stock.............................................................5
                  3.3      Exchange of Certificates................................................................6
                  3.4      Effective Time..........................................................................7
                  3.5      Closing.................................................................................7
                  3.6      Directors and Officers of the Amalgamated Company.......................................7
                  3.7      Further Assurances......................................................................9

ARTICLE IV        SECTION 103 TRANSACTION..........................................................................9
                  4.1      Section 103 Transaction.................................................................9
                  4.2      Option of Purchaser.....................................................................9

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................................................9
                  5.1      Organization and Qualification..........................................................9
                  5.2      Capitalization of the Company..........................................................10
                  5.3      Power and Authority....................................................................10
                  5.4      Recommendations........................................................................10
                  5.5      Consents and Approvals; No Violation...................................................11
                  5.6      Information Supplied...................................................................11
                  5.7      Brokers and Finders....................................................................11

ARTICLE VI        REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................12
                  6.1      Organization...........................................................................12
                  6.2      Power and Authority....................................................................12
                  6.3      Consent and Approvals; No Violation....................................................12
                  6.4      Information Supplied...................................................................12
                  6.5      Purchaser's Operations.................................................................12
                  6.6      Capitalization.........................................................................12
                  6.7      Financing..............................................................................13


ARTICLE VII       REPRESENTATIONS AND WARRANTIES OF HOLD CO.......................................................13
                  7.1      Organization...........................................................................13
                  7.2      Authority Relative to this Agreement...................................................13
                  7.3      Consent and Approvals; No Violation....................................................13
                  7.4      Hold Co.'s Operations..................................................................13
                  7.5      Capitalization.........................................................................13
                  7.6      Financing..............................................................................13

ARTICLE VIII      ADDITIONAL COVENANTS............................................................................14
                  8.1      Consents and Approvals.................................................................14
                  8.2      Additional Actions.....................................................................14
                  8.3      Shareholders Approval..................................................................14
                  8.4      Indemnification, Exculpation And Insurance.............................................14

ARTICLE IX        CONDITIONS .....................................................................................15
                  9.1      Conditions to each Party's Obligations.................................................15

ARTICLE X         TERMINATION.....................................................................................16
                  10.1     Termination............................................................................16
                  10.2     Effect of Termination..................................................................16

ARTICLE XI        GENERAL PROVISIONS..............................................................................17
                  11.1     Amendment and Modification.............................................................17
                  11.2     Nonsurvival of Representations and Warranties..........................................17
                  11.3     Notices................................................................................17
                  11.4     Definitions; Interpretation............................................................19
                  11.5     Specific Performance...................................................................19
                  11.6     Counterparts...........................................................................19
                  11.7     Entire Agreement; No Third Party Beneficiaries.........................................19
                  11.8     Severability...........................................................................19
                  11.9     Governing Law..........................................................................19
                  11.10    Assignment.............................................................................20
                  11.11    Extension; Waiver......................................................................20
                  11.12    Procedure For Termination, Amendment, Extension Or Waiver..............................20
                  11.13    Announcements..........................................................................20

                     TENDER OFFER AND AMALGAMATION AGREEMENT

         This Tender Offer and Amalgamation Agreement (this "Agreement") is made the 15th day of November 1999, by and among Amway Asia Pacific Ltd., a company incorporated under the laws of Bermuda having its registered office at Clarendon House, Church Street, Hamilton, Bermuda (the "Company"), Apple Hold Co., L.P., a Bermuda limited partnership ("Hold Co.") controlled by the Principal Shareholders (as defined herein), and New AAP Limited, a company incorporated under the laws of Bermuda having its registered office at Clarendon House, Church Street, Hamilton, Bermuda ("Purchaser").

                                    RECITALS

         WHEREAS, the special committee formed by the Board of Directors of the Company (the "Special Committee") comprised exclusively of directors of the Board of Directors not affiliated with the Principal Shareholders (as defined below) has considered and acted upon a proposal received from Purchaser, which is a wholly owned subsidiary of Hold Co. and an entity controlled and beneficially owned, directly and indirectly, by the principal shareholders of the Company (the "Principal Shareholders"), to acquire from all shareholders of the Company (the "Shareholders"), all the outstanding shares of Common Stock, $.01 par value per share (the "Company Common Stock" or the "Shares"), of the Company (the "Acquisition");

         WHEREAS, the Principal Shareholders have advised the Special Committee that Purchaser intends to commence the Acquisition by first conducting a tender offer (the "Offer") for all of the outstanding Shares;

         WHEREAS, the Principal Shareholders have informed Purchaser that they will not tender their Shares in response to the Offer, but such Principal Shareholders will transfer their Shares ("Non-Tendered Shares") to Hold Co. contemporaneously with the consummation of the Offer;

         WHEREAS, in furtherance of the Acquisition, after the consummation of the Offer and subject to Section 4.1, the Company and Purchaser will amalgamate (the "Amalgamation"), and the Company will continue as the amalgamated company (the "Amalgamated Company");

         WHEREAS, if at any time after consummation of the Offer, Purchaser and Hold Co. own, in the aggregate, 95 percent or more of the outstanding shares of the Company Common Stock, then in such event Purchaser may, if it elects to do so in lieu of the Amalgamation, compulsorily purchase the remaining Shares from the remaining Shareholders pursuant to Section 103 of the Bermuda Companies Act of 1981, as amended (the "Act") at a price equal to the Amalgamation Consideration (as defined below);

         WHEREAS, having received the advice of financial and legal advisors, and following negotiation of the terms of the Offer and this Agreement, the Special Committee has unanimously determined that the Offer and the Amalgamation are fair to, and in the best interests of, the holders of Shares, other than Non-Tendered Shares (the "Public Shareholders"), and has advised the Board of Directors of the Company that it has made such determination;

         WHEREAS, the Board of Directors of the Company other than those who have any interest in any proceedings of the Board of Directors with respect to the transactions contemplated by this Agreement, who currently are Messrs. Richard M. DeVos, Douglas L. DeVos, Jr., and Stephen A. Van Andel (the "Disinterested Directors") (based upon the recommendation of the Special Committee) has unanimously approved the Acquisition, upon the terms and subject to the conditions set forth in this Agreement, and has unanimously adopted resolutions approving this Agreement and recommending that the Public Shareholders accept the Offer and tender their Shares in response to the Offer;

         WHEREAS, the Board of Directors of Purchaser has approved the Offer and the Amalgamation, upon the terms and subject to the conditions set forth in this Agreement and has adopted resolutions approving this Agreement;

         WHEREAS, the general partner of Hold Co., the sole shareholder of Purchaser, has approved this Agreement and the Acquisition, upon the terms and subject to the conditions hereinafter described; and

         WHEREAS, except as otherwise contemplated by this Agreement, the Principal Shareholders have agreed, and Hold Co. has agreed that after transfer to it of the Non-Tendered Shares by the Principal Shareholders, not to dispose of or otherwise transfer the Non-Tendered Shares, and Purchaser has agreed not to dispose of or otherwise transfer any Shares purchased by it in the Offer ("Purchased Shares"), in either case prior to consummation of the Amalgamation or the transaction described in Article IV, as the case may be, and the Principal Shareholders have agreed, and the Principal Shareholders have agreed to cause Hold Co. and Purchaser, as the case may be, to vote, and Hold Co. and Purchaser, as the case may be, have agreed to vote the Non-Tendered Shares and Purchased Shares in favor of the Amalgamation or the transaction described in
Article IV, as the case may be, on the terms and subject to the conditions set forth in the Shareholder and Voting Agreement (the "Shareholder Agreement") in the form of Exhibit A attached hereto, which Shareholder Agreement is being executed and delivered simultaneously with the execution and delivery of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         In this Agreement unless the context otherwise acquires:

         (a) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

         (b) references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

         (c) references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

                                   ARTICLE II

                           THE OFFER AND AMALGAMATION

         2.1 THE OFFER.

         (a) Provided that this Agreement shall not have been terminated in accordance with Article X, then (i) on or after the date of execution of this Agreement, but in any event not later than November 15, 1999, Purchaser and the Company shall publicly announce the Offer and (ii) Purchaser shall, as promptly as possible, but in no event later than five Business Days (for purposes of this Agreement, such term having the meaning given the Rule 14d-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) after the date of such public announcement, commence (within the meaning of Rule 14d-2 under the Exchange Act), the Offer to purchase all of the issued and outstanding Shares at a price per share of U.S. $18.00, in cash (the "Offer Price"). Purchaser may withhold and deduct amounts from such payments in accordance with Section 2.1(c). The Offer shall be made pursuant to an Offer to Purchase (the "Offer to Purchase") and related Letter of Transmittal (the "Letter of Transmittal") containing terms and conditions consistent with this Agreement. The obligation of Purchaser to commence the Offer, conduct and consummate the Offer and accept for payment, and pay for, any Shares properly tendered and not withdrawn pursuant to the Offer shall not be subject to any conditions other than changes in applicable laws that have the effect of making the Offer unlawful. Purchaser expressly reserves the right, subject to compliance with the Exchange Act, to modify the terms of the Offer except that, without the express written consent of the Company, as authorized by the Special Committee, Purchaser shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price,
(iii) change the form of consideration payable in the Offer or (iv) amend, alter, add or waive any term of the Offer in any manner adverse to the holders of the Shares. Purchaser shall as soon as practicable after the expiration date of the Offer, accept for payment, and pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer.

         (b) On the date of commencement of the Offer, Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on
Schedule 14D-1, as supplemented or amended from time to time (the "Schedule 14D-1"), and Schedule 13E-3, as supplemented or amended from time to time (the "Schedule 13E-3"), with respect to the Offer, which shall contain the Offer to Purchase and the Letter of Transmittal, summary advertisement and any other ancillary documents and instruments pursuant to which the Offer will be made (such Schedule 14D-1, the Schedule 13E-3 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Purchaser agrees to take all necessary steps to cause the Schedule 14D-1 and Schedule 13E-3 to be filed with the SEC and the Offer Documents to be disseminated to holders of Shares, in each case, as and to the extent required by applicable U.S. Federal securities laws.

Purchaser shall make all filings necessary in accordance with the laws of Australia. The Company and its counsel, as well as the Special Committee and their counsel, shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC and prior to dissemination to the Shareholders. Purchaser shall consider all comments in good faith. Purchaser agrees to provide the Company, the Special Committee and their counsel any comments Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         (c) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer such amounts as may be required to be deducted and withheld with respect to the payment of such consideration under the Internal Revenue Code of 1986, as amended, or any other tax under any provision of state, local or foreign tax law; provided, however, that Purchaser shall promptly pay any amounts deducted and withheld hereunder to the applicable governmental authority, shall promptly file all tax returns and reports required to be filed in respect of such deductions and withholding, and shall promptly provide to the Company proof of such payment and a copy of all such tax returns and reports.

         2.2 COMPANY ACTIONS.

         (a) The Company hereby consents to the Offer.

         (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer, as supplemented or amended from time to time (the "Schedule 14D-9"), containing the recommendation of the Board of Directors consisting of the Disinterested Directors described in Section 5.4(b) and shall mail the Schedule 14D-9 to the Shareholders. The Company agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to the Shareholders simultaneously with the Offer Documents, in each case, as and to the extent required by applicable U.S. Federal securities laws. Purchaser shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to the Shareholders, and the Company shall consider such comments in good faith. The Company agrees to provide Purchaser any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

         (c) In connection with the Offer and the Amalgamation, the Company shall cause its transfer agent and its depositary to furnish Purchaser promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of Shareholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Purchaser such information and assistance, including updated lists of shareholders, security position listings and computer files, as Purchaser may reasonably request in communicating the Offer to the Shareholders. Purchaser shall use such labels and other information solely to effect the Amalgamation and the Acquisition.

                                   ARTICLE III

                     THE AMALGAMATION; CONVERSION OF SHARES

         3.1 THE AMALGAMATION.

         (a) At the time the Amalgamation becomes effective pursuant to the Act (the "Effective Time") Purchaser and the Company shall amalgamate on the terms and subject to the conditions hereof and in accordance with Part VII of the Act. The Company and Purchaser shall consummate the Amalgamation pursuant to which
(i) Purchaser and the Company shall amalgamate with the Company continuing as the Amalgamated Company and (ii) all the rights, privileges, immunities, powers and franchises of Purchaser and the Company shall be those of the Amalgamated Company.

         (b) Following the consummation of the Amalgamation, (i) the name of the Amalgamated Company shall be "Amway Asia Pacific Ltd.", (ii) the Memorandum of Association of the Amalgamated Company shall be that of the Company and (iii) the Bye-laws of the Amalgamated Company shall be those of the Company.

         3.2 CONVERSION OF CAPITAL STOCK. At the Effective Time, by virtue of the Amalgamation and without any action on the part of Purchaser, the Company or the holders of any shares of Company Common Stock or Purchaser's common stock, U.S. $.01 par value per share ("Purchaser Common Stock"):

         (a) Purchaser Common Stock. Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one (1) fully paid and nonassessable share of common stock of the Amalgamated Company.

         (b) Conversion of Shares. Each issued and outstanding share of Company Common Stock (excluding shares of Company Common Stock owned by Hold Co. or the Principal Shareholders, which shall remain outstanding) shall be canceled in consideration for a payment in cash to the holder thereof of an amount equal to the Offer Price, or if the Offer Price is increased, such increased price, without interest (the "Amalgamation Consideration"), upon surrender of the certificate formerly representing such shares of Company Common Stock in the manner provided in Section 3.3 provided, that shares of Company Common Stock owned by Purchaser shall not receive the Amalgamation Consideration. There will be deducted from the Amalgamation Consideration paid to each holder any U.S. backup or other applicable withholding taxes which may be required to be withheld. Except for shares of Company Common Stock owned by Hold Co., all shares of Company Common Stock (excluding shares issued pursuant to subsection
(a) of this Section 3.2), at the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Amalgamation Consideration therefor upon the surrender of such certificate in the manner prescribed in Section 3.3, without interest.

         (c) Stock Options. At the Effective Time and pursuant to the terms governing warrants, options and other rights to acquire Company Securities (as defined in Section 5.2(a)), all issued and outstanding warrants, options and other rights to acquire Company Securities (as defined in Section 5.2(a)) shall be converted into rights to receive cash in accordance with the Black-Scholes Option Pricing Model and will require in connection therewith the surrender of all awards to acquire Company Securities as of the Effective Time. No holder of any such warrant, option or other right shall be entitled to receive consideration in the form of Company Securities from the Company by virtue of the Acquisition.

         (d) Shares of Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, in connection with the Amalgamation (if it becomes effective), holders of shares of Company Common Stock shall have rights pursuant to Section 106 of the Act, provided such holders comply with the provisions of such Section. For purposes of applying the foregoing provisions of the Act, the date of the corporate action triggering the obligation to provide notice of dissenters rights to the holders of shares of Company Common Stock shall be the date on which notice of the shareholder's meeting to approve the Amalgamation is deemed to be received by such holders.

         3.3 EXCHANGE OF CERTIFICATES.

         (a) Paying Agent. Purchaser shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Amalgamation (the "Paying Agent") to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 3.2(b). Purchaser shall deposit with the Paying Agent cash in an amount equal to the product of (i) the number of shares of Company Common Stock required to be converted pursuant to Section 3.2(b), multiplied by (ii) the Amalgamation Consideration. The deposit made by Purchaser pursuant to the preceding sentence is hereinafter referred to as the "Payment Fund." The Paying Agent shall cause the Payment Fund to be (i) held for the benefit of the holders of shares of Company Common Stock, and (ii) promptly applied to making the payments provided for in Section 3.2(b). The Payment Fund shall not be used for any purpose that is not provided for herein. Such funds shall be invested by the Paying Agent as directed by Purchaser.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares of Company Common Stock will have been converted pursuant to
Section 3.2 into the right to receive the Amalgamation Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Purchaser and the Company may reasonably specify) and related materials, including, without limitation, a Substitute Form W-9 and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Amalgamation Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal and related materials, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Amalgamation Consideration for each share of

Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Amalgamation Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Amalgamation Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Amalgamated Company that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Amalgamation Consideration in cash, without interest, as contemplated by this Section 3.3.

         (c) Termination of Fund; No Liability. At any time following twelve months after the Effective Time, the Amalgamated Company shall be entitled to require the Paying Agent to deliver to it any funds, including any interest received with respect thereto, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Amalgamated Company, subject to abandoned property, escheat or other similar laws, only as general creditors thereof with respect to the Amalgamation Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Amalgamated Company nor the Paying Agent shall be liable to any holder of a Certificate for Amalgamation Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (d) Lost Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Amalgamation Consideration, if any, as may be required pursuant to Section 3.2(b); provided, however, that Purchaser may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Purchaser, the Amalgamated Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         (e) Investment of Payment Fund. The Paying Agent will invest the cash in the Payment Fund, as directed by Purchaser, on a daily basis. Any interest and other income resulting from investments will be paid to Purchaser.

         3.4 EFFECTIVE TIME. On the date of Closing (as defined in Section 3.5), the parties will cause appropriate documents as required under the Act to be filed with the Registrar of Companies (the "Registrar of Companies"). The Amalgamation will become effective when the certificate of amalgamation is issued by the Registrar of Companies. The time the Amalgamation becomes effective shall be referred to as the "Effective Time".

         3.5 CLOSING. The Closing of the Amalgamation (the "Closing") will take place at 9:00 a.m., Cleveland time, on a date to be specified by the parties, which shall be as soon as practicable following the satisfaction or waiver of the conditions set forth in Article IX (or on such other date as Purchaser and the Company may agree), but in any event no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114-1190, unless another date or place is agreed to in writing by the parties hereto.

         3.6 DIRECTORS AND OFFICERS OF THE AMALGAMATED COMPANY. The names and addresses of the persons proposed to be directors and officers of the Amalgamated Company are as follows:


NAME                        POSITION                 ADDRESS                       CITY, STATE
----                        --------                 -------                       -----------
Stephen A. Van Andel        Chairman, Director       7685 Leonard, N.E.            Ada, Michigan  49301
Richard M. DeVos, Jr.       President, Director      2003 Hillsboro, S.E.          Grand Rapids, Michigan 49546
Douglas L. DeVos            Director                 2020 Devonwood, SE            Grand Rapids, Michigan 49546
Eoghan M. McMillan          Director                 C-58 Repulse Bay              Repulse Bay, Hong Kong
                                                     Apartments, 101
                                                     Repulse Bay Road
Jack C.K. So                Director                 402A Villa Verde, 16          Hong Kong
                                                     Guildford Road
John C.C. Chan              Director                 Flat A, 7th Floor, Glory      Hong Kong
                                                     Heights, 52 Lyttelton
                                                     Road
Lai-Huat Choong             Director                 7, Jalan Turi, Bukit          59100 Kuala Lumpur, Malaysia
                                                     Bandaraya
Eva Cheng                   Executive Vice           Block 1-A, 33rd Floor,        Hong Kong
                            President; Director      Clovelly Court; 12 May
                                                     Road, Mid-levels
Lynn Lyall                  Chief Financial          1755 Park Trail, NE           Grand Rapids, MI 49525
                            Officer, Vice
                            President and
                            Treasurer
Lawrence M. Call            Vice President           38 Campau Circle, NW          Grand Rapids, Michigan 49503
Craig N. Meurlin            Vice President,          6525 Donnegal Lane, SE        Grand Rapids, Michigan 49546
                            General Counsel
                            and Assistant
                            Secretary
John C. Brockman            Vice President,          7425 Kenrob, SE               Grand Rapids, Michigan 49546
                            Distributor
                            Relations
Percy Chin                  Vice President,          Suite 1103, Chun Lan          Shangai, PRC; 200030
                            General Manager -        Apartment, Magnolia
                            East China               Garden, 50 Pu Hui Tang
                                                     Road
Patrick Hau                 Vice President,          Flat 7B, Dynasty Court,       Hong Kong
                            General Manager -        Tower 5, 23 Old Peak
                            National Operations      Road
Audie Wong                  Vice President,          Villa 418, Beijing            Beijing, PRC 100103
                            General Manager -        Riviera, No. 1, Xiang
                            North China              Jiang Bei Road,
                                                     Chaoyang District
Martin Liou                 General Manager -        No. 5, Lane 3, Chun-Pou       Taoyuan, Taipei R.O.C.
                            Taiwan                   5th St.


Low Han-Kee                 Regional Manger -        16, Jalan SS26/3; 47301,      Selangor, Malaysia
                            Malaysia                 Petaling Jaya
Preecha Prakobkit           General Manager -        335 Lad Prao 101              Bangkapi, Bangkok 10240
                            Thailand                                               Thailand
Peter Williams              General Manager -        25 Cadwells Road,             Sydney, Australia 2156
                            Australia                Kenthurst
Betty Yeung                 General Manager -        923 King's Road, 9/Floor,     Quarry Bay, Hong Kong
                            South China              Ritz Mansion
John C.R. Collis            Secretary                "Saltcoats," 10 Keith Hall    Warwick WK06, Bermuda
                                                     Road

         3.7 FURTHER ASSURANCES. If, at any time after the Effective Time, any further action is necessary or desirable to consummate the Amalgamation, to carry out the purposes of this Agreement or to vest the Amalgamated Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Purchaser, the officers and directors of the Company and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE IV

                             SECTION 103 TRANSACTION

         4.1 SECTION 103 TRANSACTION. Notwithstanding anything stated or contemplated in this Agreement to the contrary and in particular notwithstanding
Article III, the Company and Purchaser need not amalgamate if at any time after consummation of the Offer, Purchaser and Hold Co. own, in the aggregate, 95 percent or more of the outstanding shares of the Company Common Stock. In such event, Purchaser may, if it elects to do so in lieu of the Amalgamation, compulsorily purchase the remaining outstanding Shares from the remaining Public Shareholders pursuant to Section 103 of the Act for a per share consideration equal to the Amalgamation Consideration. In the event the Shares of the remaining Shareholders are purchased pursuant to Section 103 of the Act, such remaining Public Shareholders will have the rights granted to them in accordance with Section 103 of the Act, including dissenters' rights.

         4.2 OPTION OF PURCHASER. If, as a result of or following the Offer, Purchaser is able to effect the transaction set forth in Sections 4.1, Purchaser shall elect, in its sole discretion, whether to implement such transaction or to effect the Amalgamation.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser and Hold Co. as follows:

         5.1 ORGANIZATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation under the laws of Bermuda.

         5.2 CAPITALIZATION OF THE COMPANY.

         (a) As of the date hereof, the authorized capital stock of the Company consists of

110,000,000 shares of Common Stock. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid and nonassessable. As of the date hereof, there are 448,500 shares of Common Stock subject to issuance upon exercise of outstanding options, warrants, or other rights to purchase capital stock of the Company from the Company. Except as set forth above, there are outstanding (A) no shares of capital stock or other securities of the Company, (B) no securities of the Company convertible into or exchangeable for shares of capital stock or securities of the Company, (C) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell, any capital stock, securities or securities convertible into or exchangeable for capital stock or securities of the Company, and (D) no equity equivalents, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (the items referred to in clauses (A)(D) are referred to herein as "Company Securities"). As of the date hereof, (i) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities, (ii) no agreement, other document or other obligation that grants or imposes on any Company Securities any right, preference, privilege or restriction with respect to the transactions contemplated hereby, including, without limitation, any rights of first refusal,
(iii) there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding and (iv) the Company is not a party or bound to, and to the Company's knowledge there are no other, voting agreements, lock-up agreements or similar agreements or arrangements restricting or affecting outstanding Company Securities.

         (b) All issued and outstanding warrants, options and other rights to acquire Company Securities will, as of or prior to the Effective Time, be substituted for such alternative consideration as the Board of Directors of the Company may in good faith determine to be equitable under the circumstances surrounding the Acquisition and will require in connection therewith the surrender of all awards to acquire Company Securities as of the Effective Time. No holder of any such warrant, option or other right shall be entitled to receive consideration in the form of Company Securities from the Company by virtue of the Acquisition.

         5.3 POWER AND AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company.

         5.4 RECOMMENDATIONS.

         (a) On November 15, 1999, the Special Committee received an opinion from its financial advisor, Goldman, Sachs & Co. ("Goldman") to the effect that the Offer Price to be received by the Public Shareholders in the Offer and the Amalgamation Consideration or the consideration to be received in the compulsory acquisition pursuant to Section 103 of the Act pursuant to this Agreement is fair from a financial point of view to the Public Shareholders. A complete and correct signed copy of such opinion will be delivered to Purchaser for purposes of inclusion in the Offer Documents. At a meeting duly called and held on November 15, 1999, the Special Committee duly, validly and unanimously (i) determined that the Offer and the Amalgamation are fair to, and in the best interests of, the Public Shareholders, (ii) recommended to the Board of Directors that the Board of Directors approve, authorize and adopt this Agreement, the Amalgamation and the other transactions contemplated hereby, and (iii) resolved to recommend that the Public Shareholders accept the Offer and tender their Shares in response to the Offer.

         (b) The Board of Directors consisting of the Disinterested Directors, at a meeting duly called and held on November 15, 1999, based, among other things, on the recommendation of the Special Committee, unanimously (i) determined that the Offer and the Amalgamation are fair to, and in the best interests of, the Public Shareholders, (ii) approved, authorized and adopted this Agreement, the Amalgamation and the other transactions contemplated hereby,
(iii) resolved to recommend that the Public Shareholders accept the Offer and tender their Shares in response to the Offer, and (iv) took the action required to cause all issued and outstanding warrants, options and other rights to acquire Company Securities to be substituted for rights to acquire consideration other than Company Securities, as of or prior to the Effective Time.

         5.5 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not:

         (a) conflict with or violate any provision of the Company's Memorandum of Association or Bye-laws; or

         (b) require on the part of the Company any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority (as hereinafter defined), except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement (including, without limitation, the Schedule 14D-9), and the transactions contemplated hereby, (ii) the filing of the Articles of Amalgamation with the Registrar of Companies, and (iii) such additional actions or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of the Company or the consummation of the transactions contemplated by this Agreement.

         5.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for use in the Offer Documents will, at the time filed with the SEC or as of the date mailed to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         5.7 BROKERS AND FINDERS. Except for payments required to be made to Goldman, the Company will not or has not, directly or indirectly, become obligated to pay any person or entity any brokerage fee, finder's fee, investment banking fee or agent's fee as a result of the entering into of this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to the Company and Hold Co. as follows:

         6.1 ORGANIZATION. Purchaser is a company duly incorporated and is validly existing as a corporation under the laws of Bermuda. Purchaser is a wholly owned subsidiary of Hold Co.

         6.2 POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized by its board of directors and its sole shareholder and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser.

         6.3 CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery by Purchaser of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance by Purchaser of its obligations hereunder will not:

         (a) conflict with or violate any provision of Purchaser's Memorandum of Association or Bye-laws; or

         (b) require on the part of Purchaser any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority (as hereinafter defined), except for (i) the filing by Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement (including, without limitation, the Schedule 14D-1 and the Schedule 13E-3), and the transactions contemplated hereby and (ii) such additional actions or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of Purchaser or the consummation of the transactions contemplated by this Agreement.

         6.4 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Purchaser or the Principal Shareholders specifically for use in the
Schedule 14D-9 will, at the time filed with the SEC or as of the date mailed to the Shareholders, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

         6.5 PURCHASER'S OPERATIONS. Purchaser was incorporated solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than to facilitate the transactions contemplated hereby.

         6.6 CAPITALIZATION. All of the capital stock of Purchaser has been duly and validly issued and is held of record and owned beneficially solely by Hold Co.

         6.7 FINANCING. Purchaser has, or will have as of the date of consummation of the Offer, all funds necessary to purchase all Shares accepted for payment in the Offer. Purchaser has, or will have as of the date of consummation of the Amalgamation or the transaction contemplated by Section 4.1, all funds necessary to consummate the applicable transaction.

                                   ARTICLE VII

                   REPRESENTATIONS AND WARRANTIES OF HOLD CO.

         Hold Co. represents and warrants to the Company and Purchaser as follows:

         7.1 ORGANIZATION. Hold Co. is a limited partnership duly organized, validly existing and in good standing under the laws of Bermuda.

         7.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Hold Co. has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Hold Co. have been duly and validly authorized by the general partner of Hold Co. and no other limited partnership proceedings on the part of Hold Co. are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Hold Co.

         7.3 CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Hold Co. of its obligations hereunder will not:

         (a) conflict with any provision of the certificate of formation of Hold Co.; or

         (b) require on the part of Hold Co. any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority (as hereinafter defined) or any third party.

         7.4 HOLD CO.'S OPERATIONS. Hold Co. was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than to facilitate the transactions contemplated hereby.

         7.5 CAPITALIZATION. All of the partnership interests of Hold Co. have been duly and validly issued and are held of record and owned beneficially solely by the Principal Shareholders.

         7.6 FINANCING. Purchaser has, or will have as of the date of consummation of the Offer, all funds necessary to purchase all Shares accepted for payment in the Offer. Purchaser has, or will have as of the date of consummation of the Amalgamation or the transaction contemplated by Section 4.1, all funds necessary to consummate the applicable transaction.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

         The parties hereto further agree as follows:

         8.1 CONSENTS AND APPROVALS. The parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties ("Third Party Approvals") and Bermuda, U.S. Federal, state and local governmental and any foreign governmental agencies and authorities ("Governmental Authority") which are necessary or advisable to consummate the transactions contemplated by this Agreement ("Governmental Approvals" and, together with Third Party Approvals, "Approvals"), and to comply with the terms and conditions of all such Approvals.

         8.2 ADDITIONAL ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Offer, the Amalgamation and the other transactions contemplated by this Agreement.

         8.3 SHAREHOLDERS APPROVAL. The Company shall, as soon as practicable after the consummation of the Offer, take all steps necessary (a) to duly call, give notice of, convene and hold a meeting of the Shareholders (the "Shareholder Meeting") for the purpose of securing the approval by the Shareholders ("Shareholder Approval") of the Amalgamation or (b) to the extent Purchaser elects under Section 4.2 to pursue the transaction described in Sections 4.1, to effect such transaction as has been so elected.

         8.4 INDEMNIFICATION, EXCULPATION AND INSURANCE.

         (a) The Company agrees that all rights to indemnification and exculpation (including the advancement of expenses) from liabilities for acts or omissions occurring at or prior to the Effective Time (including with respect to the transactions contemplated by this Agreement) existing now or at the Effective Time in favor of the current or former directors or officers of the Company (the "Indemnified Parties") as provided in the Company Memorandum of Association, the Company Bye-Laws and any indemnification agreements (each as in effect on the date hereof) shall be assumed by the Amalgamated Company in the Amalgamation, without further action, as of the Effective Time and shall survive the Amalgamation and shall continue in full force and effect without amendment, modification or repeal for a period not less than the statute of limitations applicable to such matters; provided, however, that if any claims are asserted or made during the continuance of such period, all rights to indemnification (and to advancement of expenses) hereunder in respect of any such claims shall continue, without diminution, until disposition of any and all such claims.

         (b) To the extent paragraph (a) shall not serve to indemnify and hold harmless an Indemnified Party, for a period of six years from and after the Effective Time, the Amalgamated Company shall indemnify, defend and hold harmless the Indemnified Parties against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities or judgments of or in connection with any threatened or actual claim, action, suit, proceeding or investigation (an "ACTION") arising out of or pertaining to such individuals' services, prior to the

Effective Time, as directors, officers or employees of the Company, including, without limitation, matters based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted by applicable law.

         (c) The Amalgamated Company shall (i) maintain for a period of not less than six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time (the "D&O Insurance"), for all persons who are directors or officers of the Company on the date of this Agreement (the "Insured Parties") or (ii) cause to be provided coverage no less advantageous to the Insured Parties than the D&O Insurance, in each case so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (such 150% amount, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Amalgamated Company will use all reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium.

         (d) The provisions of this Section 8.4 shall survive the consummation of the Acquisition and are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The Company or the Amalgamated Company, as applicable, shall pay the reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Parties in enforcing rights to which such Indemnified Parties are entitled under the provisions of this Section 8.4.

                                   ARTICLE IX

                                   CONDITIONS

         9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of the parties to effect the Amalgamation or the transaction contemplated by
Article IV, as the case may be, shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

         (a) Shareholder Approval. Unless the transaction contemplated by
Article IV is consummated in lieu of the Amalgamation, prior to consummation of the Amalgamation, this Agreement and the Amalgamation shall have been approved by the Shareholders required by and in accordance with applicable law.

         (b) Governmental Approvals. Other than the filing of the Articles of Amalgamation in accordance with the Act, all Governmental Approvals required to be obtained and all material filings, notices or declarations with or to Governmental Authorities required to be made by the parties and their Subsidiaries, officers, directors and affiliates in order to consummate the Amalgamation or the transaction contemplated by Article IV, as the case may be, shall have been obtained or made, and no such approval shall contain any conditions, limitations or restrictions, other than any deviation from the foregoing that does not have and may not reasonably be expected to have a material adverse effect on the ability of each of the Company or Purchaser, as the case may be, to perform its obligations under this Agreement or to consummate the Amalgamation or the transaction contemplated by
Article IV, as the case may be.

         (c) Legal Action; Statutes. No governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the Amalgamation or the transaction contemplated by Article IV, as the case may be, illegal or prohibits the Company or Purchaser from consummating the Amalgamation or the transaction contemplated by Article IV.

         (d) Closing of Tender Offer. Purchaser shall have (i) commenced the Offer pursuant to Article II hereof and (ii) purchased, pursuant to the terms and conditions of such Offer, all Shares duly tendered and not withdrawn; provided, however, that Purchaser shall not be entitled to rely on the condition in this Section 9.1(d) if Purchaser shall have failed to commence the Offer or purchase Shares pursuant to the Offer in breach of its obligations under this Agreement.

                                    ARTICLE X

                                   TERMINATION

         10.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement and the Offer may be terminated and the Amalgamation or transaction contemplated by Article IV may be abandoned at any time prior to the Effective Time, whether before or after Shareholder Approval thereof:

         (a) By Mutual Consent. By mutual consent of Purchaser or Hold Co. on the one hand and the Company acting through the Board of Directors consisting of the Disinterested Directors on the other.

         (b) By Purchaser or the Company. By Purchaser or the Company, if any governmental entity enacts, issues, promulgates, enforces or enters any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the Offer, the Amalgamation or the transaction contemplated by
Article IV, as the case may be, illegal or prohibits Purchaser from buying Shares in the Offer or prohibits the Company or Purchaser from consummating the Amalgamation or otherwise prohibits, directly or indirectly, consummation of the transactions contemplated by this Agreement, including the transaction contemplated by Article IV or if the conditions to consummation of the Offer or the Amalgamation cannot be satisfied; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of , or resulted directly or indirectly in, the failure of such condition to occur on or before the Effective Time.

         (c) By the Company: By the Company (acting through the Board of Directors consisting of the Disinterested Directors), if Purchaser (A) fails to commence the Offer within five Business Days of the public announcement by Purchaser and the Company of the Offer, or

(B) fails to pay for Shares pursuant to the Offer in accordance with Section 2.1(a) hereof.

         10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 10.1 above, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (except as to those portions of the Acquisition which, at the date of termination, have been consummated) shall forthwith become null and void and there shall be no liability or obligation on the part of the parties hereto or their respective officers, directors or employees, except to the extent arising under applicable law and for willful breach hereof.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 AMENDMENT AND MODIFICATION. Subject to applicable law and subject to Section 11.12, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto; provided, however, that after approval of this Agreement by the Shareholders, no such amendment, modification or supplement shall reduce or change the form of the Amalgamation Consideration.

         11.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive, in the case of the Offer, the date upon which the Offer is consummated, in the case of the Amalgamation, the Effective Time, and, in the case of the transaction described in Article IV, the date upon which such transaction is consummated. This Section
11.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after (a) the date of consummation of the Offer, (b) the Effective Time or (c) the date of consummation of the transaction described in Article IV.

         11.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to the Company:

                           Special Committee
                           c/o Amway Asia Pacific, Ltd.
                           38/F The Lee Gardens
                           33 Hysan Avenue
                           Causeway Bay
                           Hong Kong
                           Attention:  Eoghan McMillan
                           Telephone:  852/2506-1806
                           Facsimile:  852/2524-9902
                           E-mail:  Eoghan.McMillan@RoProperty.com
                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York 10006-1470
                           Attention:   Daniel S. Sternberg, Esq.
                           Telephone:  212/225-2630
                           Facsimile:  212/225-3999
                           E-mail:  dsternberg@cgsh.com

                  (b)      If to Hold Co.:

                           Apple Hold Co., L.P.
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention:  Craig N. Meurlin, Esq.
                           Telephone:  616/787-8305
                           Facsimile:  616/787-5623
                           E-mail:  craig_meurlin@amway.com

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention:  Thomas C. Daniels, Esq.
                           Telephone:  216/586-3939
                           Facsimile:  216/579-0212
                           E-mail:  tcdaniels@jonesday.com

                  (c)      If to Purchaser:

                           New AAP Limited
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention:  Craig N. Meurlin, Esq.
                           Telephone:  616/787-8305
                           Facsimile:  616/787-5623
                           E-mail:  craig_meurlin@amway.com

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio 44114
                           Attention:  Thomas C. Daniels, Esq.

                           Telephone:  216/586-3939
                           Facsimile:  216/579-0212
                           E-mail:  tcdaniels@jonesday.com

         11.4 DEFINITIONS; INTERPRETATION. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or
Section in this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of Bermuda having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         11.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except for that certain Confidentiality Agreement, dated as of September 29, 1999, between the Company and ALAP Hold Co., Ltd., a Nevada limited partnership, which shall apply to the Purchaser as if it were a party thereto, this Agreement (including the documents and the instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) with the exception of Section 8.4(d) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         11.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Bermuda and with respect to the transactions contemplated hereby the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda.

         11.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         11.11 EXTENSION; WAIVER. Subject to Section 11.12, at any time prior to the Effective Time, the parties hereto, by action taken or authorized by, in the case of the Company, the Board of Directors consisting of its Disinterested Directors, in the case of Purchaser, its board of directors or, in the case of Hold Co., a partner, member or authorized officer, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) subject to Section 11.1, waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         11.12 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 10.1, an amendment of this Agreement pursuant to Section 11.1 or an extension or waiver pursuant to Section
11.11 or other action required or permitted to be taken pursuant to this Agreement shall, in order to be effective, require in the case of Purchaser, action by its board of directors or a duly authorized designee thereof, require in the case of the Company, action by its Board of Directors consisting of its Disinterested Directors or a duly authorized designee thereof, or require in the case of Hold Co., action by a partner, member or authorized officer; provided, however, the affirmative vote of a majority of the Board of Directors consisting of the Disinterested Directors shall be required in order for the Company or the Board of Directors to act to (i) amend or terminate this Agreement, (ii) exercise or waive any of Company's rights or remedies under this Agreement,
(iii) extend the time for performance of Hold Co.'s or Purchaser's respective obligations under this Agreement or (iv) take any action to amend or otherwise modify the Company's Articles of Association or Bye-Laws (each as in effect on the date hereof).

         11.13 ANNOUNCEMENTS. None of the Company, Hold Co. or Purchaser shall make any public announcement of the terms or existence of this Agreement without the consent of the other parties hereto, unless required by law.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Hold Co., Purchaser, and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

AMWAY ASIA PACIFIC, LTD.:                  APPLE HOLD CO., L.P.:
                                                By: AP New Co., LLC, as
                                                    general partner



By: /s/ Eva Cheng                          By: /s/ Craig N. Meurlin
   --------------------------                 -----------------------------
Name:  Eva Cheng                           Name:  Craig N. Meurlin
Title: Director and Executive              Title: Manager
        Vice President


                                           NEW AAP LIMITED



                                           By: /s/ Lawrence M. Call
                                              -----------------------------
                                           Name:  Lawrence M. Call
                                           Title: President

                                                                      Exhibit to
                                                                          (c)(1)

                                    EXHIBIT A
                                    ---------




                        SHAREHOLDER AND VOTING AGREEMENT


                                  by and among


                              APPLE HOLD CO., L.P.,

                                 NEW AAP LIMITED

                                       and

                 CERTAIN SHAREHOLDERS OF AMWAY ASIA PACIFIC LTD.

                                   dated as of


                                November 15, 1999

                                TABLE OF CONTENTS

                                                                                           PAGE

I.   VOTING OF COMPANY SHARES...............................................................-2-
                  1.1      Agreement to Vote Company Shares.................................-2-

II.  REPRESENTATIONS AND WARRANTIES.........................................................-2-
                  2.1      Representations and Warranties of the Principal Shareholders.....-2-
                  2.2      Representations and Warranties of Parent.........................-2-
                  2.3      Representations and Warranties of Purchaser......................-3-

III.  CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS...........................................-4-
                  3.1      Restriction on Transfer of Principal Shares;
                           Proxies and Noninterference......................................-4-

IV.  CERTAIN COVENANTS OF PARENT............................................................-4-
                  4.1      Restriction on Transfer of Non-Tendered Shares,
                           Proxies and Noninterference......................................-4-
                  4.2      Cooperation......................................................-4-

V.  MISCELLANEOUS...........................................................................-5-
                  5.1      Amendment; Termination...........................................-5-
                  5.2      Extension; Waiver................................................-5-
                  5.3      Governing Law....................................................-5-
                  5.4      Notices..........................................................-5-
                  5.5      Assignment.......................................................-6-
                  5.6      Further Assurances...............................................-6-
                  5.7      Enforcement......................................................-6-
                  5.8      Severability.....................................................-6-
                  5.9      Counterparts.....................................................-6-
                  5.10     Headings.........................................................-6-
                  5.11     Third Party Beneficiary..........................................-7-


                        SHAREHOLDER AND VOTING AGREEMENT


         This SHAREHOLDER AND VOTING AGREEMENT, dated as of November 15, 1999 (this "Agreement"), is made and entered into among Apple Hold Co., L.P., a Bermuda limited partnership ("Parent"), New AAP Limited, a Bermuda corporation and wholly owned subsidiary of Parent ("Purchaser") and each of the shareholders whose name is set forth on Schedule A hereto (each, a "Principal Shareholder" and, collectively, the "Principal Shareholders"). Except as otherwise defined herein, terms used herein with initial capital letters have the respective meanings ascribed thereto in the Amalgamation Agreement (as defined below).

                                    RECITALS:

         WHEREAS, Parent, Purchaser and Amway Asia Pacific Ltd., a Bermuda corporation (the "Company") propose to enter into a Tender Offer and Amalgamation Agreement, dated as of November 15, 1999 (the "Amalgamation Agreement"), pursuant to which Purchaser will conduct a tender offer (the "Offer") for all of the Company's Common Stock, and following the Offer, Purchaser will amalgamate with and into the Company (the "Amalgamation") or, if so elected by Purchaser, Purchaser will compulsorily purchase all outstanding Company Common Stock, all on the terms and subject to the conditions set forth in the Amalgamation Agreement;

         WHEREAS, as of the date hereof, each Principal Shareholder beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares, no par value, of the Company, set forth opposite such Principal Shareholder's name on Schedule A hereto (collectively, the "Principal Shares");

         WHEREAS, the Principal Shareholders have informed Purchaser that they will not tender their Principal Shares in response to the Offer, but such Principal Shareholders will transfer their Principal Shares ("Non-Tendered Shares") to Parent contemporaneously with the consummation of the Offer;

         WHEREAS, following the Offer and the transfer of the Non-Tendered Shares to Parent, Parent will beneficially own and be entitled to dispose of (or to direct the disposition of) and to vote Shares, representing in excess of two-thirds of the outstanding Shares of the Company;

         WHEREAS, all or a portion of the funds required to pay the Offer Price will be borrowed by Purchaser pursuant to a Credit Agreement among Purchaser, Parent, ALAP Hold Co., Ltd. and N.A.J. Co., Ltd., the lenders parties thereto (the "Lender Parties") and Morgan Guaranty Trust Company of New York, Tokyo Branch, as agent (the "Agent", and together with the Lender Parties, the "Banks");

         WHEREAS, as a condition and inducement to their willingness to enter into the Amalgamation Agreement, the Company and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price and the consideration to be paid in the

Amalgamation or the compulsory purchase, the Banks have requested, that Parent agree, and Parent has agreed, to enter into this Agreement; and

         WHEREAS, as a condition and inducement to their willingness to enter into the Amalgamation Agreement, the Parent and Purchaser have requested, and as a condition to the agreement of the Banks to fund the Offer Price and the consideration to be paid in the Amalgamation or the compulsory purchase, the Banks have requested, that each Principal Shareholder agree, and each Principal Shareholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                           I. VOTING OF COMPANY SHARES

         1.1 AGREEMENT TO VOTE COMPANY SHARES. At any meeting of the shareholders of the Company called to consider and vote upon the adoption or approval of the Amalgamation Agreement or the Amalgamation (and at any and all postponements and adjournments thereof), each Principal Shareholder will cause Parent to vote, and Parent hereby agrees to vote, all of the Non-Tendered Shares, in favor of the adoption or approval of the Amalgamation Agreement and the Amalgamation and in favor of any other matter necessary or appropriate for the consummation of the transactions contemplated by the Amalgamation Agreement that is considered and voted upon at any such shareholders' meeting.

                       II. REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS. Each Principal Shareholder, severally and not jointly, represents and warrants to Parent, the Banks and Purchaser, as of the date hereof and as of the Closing Date, as follows:

                  (a) EXECUTION AND DELIVERY. Such Principal Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. In the case of each Principal Shareholder that is not a natural person, the execution and delivery of this Agreement by such Principal Shareholder and the consummation by such Principal Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Principal Shareholder. This Agreement has been duly and validly executed and delivered by such Principal Shareholder.

                  (b) OWNERSHIP OF SHARES. Such Principal Shareholder is the sole holder of record and beneficial owner of such number of Principal Shares set forth opposite its, his or her name on SCHEDULE A and holds good, valid and marketable title to such Principal Shares and will hold such title at the date or dates such Principal Shareholders transfer their Principal Shares to Parent.

         2.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to

Purchaser and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION. Parent is a limited partnership duly organized, validly existing and in good standing under the laws of Bermuda.

                  (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Parent has all requisite limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Parent have been duly and validly authorized by the general partner of Parent and no other limited partnership proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent.

                  (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Parent of its obligations hereunder will not:

                      (i) conflict with any provision of the certificate of formation of Parent; or

                      (ii) require on the part of Parent any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority or any third party.

         2.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Parent and the Principal Shareholders, as of the date hereof and as of the Closing Date, as follows:

                  (a) ORGANIZATION. Purchaser is a company duly incorporated and is validly existing as a corporation under the laws of Bermuda.

                  (b) POWER AND AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Purchaser have been duly and validly authorized by its board of directors and its sole shareholder and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser.

                  (c) CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the transactions contemplated hereby and the performance by Purchaser of its obligations hereunder will not:

                      (i) conflict with or violate any provision of Purchaser's Memorandum of Association or Bye-laws; or

                      (ii) require on the part of Purchaser any consent, approval, order, authorization or permit of, or registration, filing or notification to, any Governmental Authority, except for (i) the filing by Purchaser with the SEC of such reports under the Exchange Act as may be required in connection with the Amalgamation Agreement (including, without limitation, the Schedule 14D-1 and the Schedule 13E-3), and the transactions contemplated thereby and (iii) such additional actions or filings which, if not taken or made, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, the earnings, business affairs or business prospects of Purchaser or the transactions contemplated by this Agreement.

                III. CERTAIN COVENANTS OF PRINCIPAL SHAREHOLDERS

         3.1 RESTRICTION ON TRANSFER OF PRINCIPAL SHARES; PROXIES AND NONINTERFERENCE. Each Principal Shareholder hereby agrees that it will not, directly or indirectly: (A) except as otherwise contemplated by this Agreement or the Amalgamation Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Principal Shares or any other Shares it may at anytime own (collectively, "Company Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Company Shares into a voting trust or enter into a voting agreement with respect to any Company Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of such Principal Shareholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

                         IV. CERTAIN COVENANTS OF PARENT

         4.1 RESTRICTION ON TRANSFER OF NON-TENDERED SHARES, PROXIES AND NONINTERFERENCE. Parent hereby agrees that it will not, directly or indirectly:
(A) except as otherwise contemplated by this Agreement or the Amalgamation Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Non-Tendered Shares or any other Shares it may at anytime own (collectively, "Parent Shares"); (B) except pursuant to the terms of this Agreement, grant any proxies or powers of attorney, deposit any Parent Shares into a voting trust or enter into a voting agreement with respect to any Parent Shares; or (C) take any action that would reasonably be expected to make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Parent to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

         4.2 COOPERATION. Parent will cooperate fully with the Company and Purchaser in connection with their respective reasonable best efforts to fulfill the conditions to (a) the Offer set forth in Article II to the Amalgamation Agreement and (b) the Amalgamation set forth in Article III of the Amalgamation Agreement or, if so elected by Purchaser, the compulsory purchase set forth in
Article IV of the Amalgamation Agreement.

                                V. MISCELLANEOUS

         5.1 AMENDMENT; TERMINATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement will terminate upon the date the Amalgamation Agreement is terminated in accordance with its terms, or by the mutual consent of the Board of Directors of the Company consisting of the Disinterested Directors, and the general partner of Parent. In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement, except as to those transactions already consummated, will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any breach of this Agreement arising under applicable law.

         5.2 EXTENSION; WAIVER. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for any performance hereunder, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

         5.3 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of Bermuda and the parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda.

         5.4 NOTICES. All notices and other communications hereunder shall comply with the notice provisions of the Amalgamation Agreement. In addition all notices to the Principal Shareholders shall be sent to the following parties:

                           Amway Corporation
                           7575 Fulton Street East
                           Ada, Michigan 49355
                           Attention:  Craig N. Meurlin, Esq.
                           Telephone: (616) 787-8305
                           Facsimile: (616) 787-5623
                           E-mail: craig_meurlin@amway.com

                  with copies to (for those Principal Shareholders listed on
                                SCHEDULE A as the "DeVos Family"):

                           Cravath Swaine & Moore
                           Worldwide Plaza
                           825 8th Avenue
                           New York, New York 10015
                           Attention:  Daniel Mosley, Esq.
                           Telephone: (212) 474-1696
                           Facsimile: (212) 765-0977
                           E-mail: dmosley@cravath.com
                  with copies to (for those Principal Shareholders listed on
                                SCHEDULE A as the "Van Andel Family"):

                           Hogan & Hartson
                           Columbia Square
                           555 Thirteenth Street, NW
                           Washington, D.C. 20004
                           Attention:  Sara-Ann Determan, Esq.
                           Telephone: (202) 637-6588
                           Facsimile: (202) 637-5910
                           E-mail: sdeterman@hhlaw.com


         5.5 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         5.6 FURTHER ASSURANCES. Each of the Principal Shareholders and Parent will execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by Purchaser in order to ensure that Purchaser receives the full benefit of this Agreement.

         5.7 ENFORCEMENT. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         5.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same instrument and will become effective when one or more counterparts have been signed by any party and delivered to the other parties.

         5.10 HEADINGS. The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         5.11 THIRD PARTY BENEFICIARY. Except for the Banks and, to the extent provided in the second sentence of Section 5.1 hereof, the Company, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The Banks shall have the same rights and remedies available to the parties to this Agreement as if the Banks were a party hereto.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed as of the day and year first written above.

                              APPLE HOLD CO., L.P.
                              By: AP New Co., LLC, as general partner


                              By:_____________________________
                              Name:
                              Title:

                              NEW AAP LIMITED


                              By:_____________________________
                              Name:
                              Title:

                              PRINCIPAL SHAREHOLDERS:

                              JAY VAN ANDEL TRUST


                              By:_____________________________
                              Name:
                              Title:

                              SUBTRUST UNDER PARAGRAPH 3 OF JVA
                              TRUST


                              By:_____________________________
                              Name:
                              Title:

                              JAY AND BETTY VAN ANDEL FOUNDATION


                              By:_____________________________
                              Name:
                              Title:

                              RICHARD M. DEVOS 1998 TRUST


                              By:_____________________________
                              Name:

                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              RICHARD & HELEN DEVOS FOUNDATION


                              By:_____________________________
                              Name:
                              Title:

                              HELEN J. DEVOS ARTICLE I TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              RICHARD M. DEVOS, JR. ARTICLE II TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              DANIEL G. DEVOS ARTICLE II TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              SUZANNE DEVOS-VANDERWEIDE ARTICLE II
                              TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:


                              DOUGLAS L. DEVOS ARTICLE II TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              RDV CAPITAL MANAGEMENT L.P. III
                                 By:  RDV Corporation, as general partner


                              By:_____________________________
                              Name:
                              Title:

                              RICHARD M. DEVOS, JR. 1995 CHRISTMAS
                              TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              DANIEL G. DEVOS 1995 CHRISTMAS TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              SUZANNE DEVOS-VANDERWEIDE 1995
                              CHRISTMAS TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                              DOUGLAS L. DEVOS 1995 CHRISTMAS TRUST


                              By:_____________________________
                              Name:
                              Title:


                              By:_____________________________
                              Name:
                              Title:

                                   SCHEDULE A

----------------------------------------------------------------------
                                               NUMBER OF PRINCIPAL
            SHAREHOLDER                           SHARES OWNED
----------------------------------------------------------------------
I. VAN ANDEL FAMILY

Jay Van Andel Trust                                12,315,145
Subtrust Under Paragraph 3 of JVA Trust            11,092,330
Jay and Betty Van Andel Foundation                    564,290

II. DEVOS FAMILY
----------------------------------------------------------------------
Richard M. DeVos 1998 Trust                         9,948,743
Richard & Helen DeVos Foundation                      564,290
Helen J. DeVos Article I Trust                      3,835,882
Richard M. DeVos, Jr. Article II Trust                200,528
Daniel G. DeVos Article II Trust                      200,528
Suzanne DeVos-VanderWeide Article II Trust            200,528
Douglas L. DeVos Article II Trust                     200,528
RDV Capital Management L.P. III                     1,000,000
Richard M. DeVos, Jr. 1995 Christmas Trust          1,955,184
Daniel G. DeVos 1995 Christmas Trust                1,955,184
Suzanne DeVos-VanderWeide 1995 Christmas Trust      1,955,185
Douglas L. DeVos 1995 Christmas Trust               1,955,185


TOTAL                                              47,943,530
----------------------------------------------------------------------